EXHIBIT 99.2

Tanger® Outlets
francesca's
francesca's
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Tanger Factory Outlet Centers, Inc.

SUPPLEMENTAL OPERATING AND FINANCIAL DATA
for the Quarter and Year Ended 12/31/2022

Notice

Beginning in the fourth quarter of 2021, the Company has revised the presentation of certain metrics to include the Company’s share of unconsolidated joint ventures, as detailed in the following pages. The Company believes that this presentation provides additional information on the impacts of the operating results of its unconsolidated joint ventures and improves comparability to other retail REITs. Prior period results have been revised to conform with the current period presentation.

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 and for the fiscal year ended December 31, 2022, when available.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Safe Harbor Statement

This supplement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding future financial results and assumptions underlying that guidance.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of the COVID-19 pandemic and macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Summary Operating Metrics

	December 31,
	2022	2021
Outlet Centers in Operation at End of Period:
Consolidated	29	30
Unconsolidated	6	6
Managed	1	—
Total Owned and/or Managed Properties	36	36

Gross Leasable Area Open at End of Period (in thousands):
Consolidated	11,353	11,453
Unconsolidated	2,113	2,113
Pro rata share of unconsolidated	1,056	1,056
Managed	457	—

Total Owned and/or Managed Properties (1)	13,924	13,566
Total Owned Properties including pro rata share of unconsolidated JVs (1)	12,410	12,509

Ending Occupancy:
Consolidated	96.9%	95.1%
Unconsolidated	98.1%	96.6%
Total Owned Properties including pro rata share of unconsolidated JVs	97.0%	95.3%

Average Tenant Sales Per Square Foot (2) :
Consolidated	$443	$467
Unconsolidated	$462	$470
Total Owned Properties including pro rata share of unconsolidated JVs	$445	$467

Occupancy Cost Ratio (3)	8.6%	8.1%
(1)Amounts may not recalculate due to the effect of rounding.
(2)Average tenant sales per square foot is presented on a constant currency basis for the trailing twelve-month periods and include stores that have been occupied a minimum of twelve months and are less than 20,000 square feet. Constant currency is a non-GAAP measure, calculated by applying the average foreign exchange rate for the current period to all periods presented.
(3)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month periods for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Geographic Diversification
As of December 31, 2022

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,812	14%
New York	2	1,468,429	13%
Georgia	3	1,121,579	10%
Pennsylvania	3	999,442	9%
Texas	2	823,557	7%
Michigan	2	671,571	6%
Alabama	1	554,736	5%
Delaware	1	550,921	5%
New Jersey	1	487,718	4%
Tennessee	1	449,968	4%
Arizona	1	410,753	3%
Florida	1	351,691	3%
Missouri	1	329,861	3%
Mississippi	1	324,801	3%
Louisiana	1	321,066	3%
North Carolina	1	319,762	3%
Connecticut	1	311,229	3%
New Hampshire	1	250,558	2%
Total Consolidated Properties	29	11,353,454	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,698	50.00%
Ottawa, ON	1	357,209	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,896
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,448

Managed Property
	# of Centers	GLA
Palm Beach, FL	1	457,326

Total Owned and/or Managed Properties	36	13,923,676

Total Owned Properties including pro rata share of unconsolidated JVs	35	12,409,902

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Property Summary - Occupancy at End of Each Period Shown

Location	Total GLA 12/31/22	% Occupied 12/31/22	% Occupied 9/30/22	% Occupied 12/31/21
Deer Park, NY	739,148	100.0%	100.0%	95.0%
Riverhead, NY	729,281	93.0%	93.9%	94.7%
Foley, AL	554,736	94.1%	95.8%	91.7%
Rehoboth Beach, DE	550,921	96.0%	96.2%	94.3%
Atlantic City, NJ	487,718	90.5%	84.8%	80.5%
San Marcos, TX	471,816	95.6%	98.7%	94.8%
Sevierville, TN	449,968	100.0%	100.0%	100.0%
Savannah, GA	429,089	99.5%	98.6%	100.0%
Myrtle Beach Hwy 501, SC	426,523	98.2%	95.8%	98.2%
Glendale, AZ (Westgate)	410,753	99.7%	98.9%	99.5%
Myrtle Beach Hwy 17, SC	404,710	100.0%	100.0%	100.0%
Charleston, SC	386,328	100.0%	100.0%	100.0%
Lancaster, PA	375,883	100.0%	100.0%	100.0%
Pittsburgh, PA	373,863	95.8%	96.6%	96.6%
Commerce, GA	371,408	99.0%	100.0%	98.9%
Grand Rapids, MI	357,133	90.8%	89.0%	88.5%
Fort Worth, TX	351,741	98.9%	99.1%	100.0%
Daytona Beach, FL	351,691	99.7%	99.7%	99.1%
Branson, MO	329,861	100.0%	100.0%	99.2%
Southaven, MS	324,801	100.0%	100.0%	100.0%
Locust Grove, GA	321,082	99.3%	100.0%	100.0%
Gonzales, LA	321,066	100.0%	100.0%	93.2%
Mebane, NC	319,762	100.0%	99.0%	100.0%
Howell, MI	314,438	84.0%	81.5%	78.1%
Mashantucket, CT (Foxwoods)	311,229	86.3%	80.0%	78.7%
Tilton, NH	250,558	94.2%	93.3%	81.2%
Hershey, PA	249,696	100.0%	97.2%	100.0%
Hilton Head II, SC	206,564	98.7%	98.7%	100.0%
Hilton Head I, SC	181,687	99.4%	98.8%	96.6%
Blowing Rock, NC	N/A	N/A	96.0%	100.0%
Total Consolidated	11,353,454	96.9%	96.4%	95.1%
Charlotte, NC	398,698	98.0%	97.8%	98.9%
Ottawa, ON	357,209	96.3%	95.9%	96.0%
Columbus, OH	355,245	100.0%	97.2%	96.9%
Texas City, TX (Galveston/Houston)	352,705	95.9%	95.2%	94.5%
National Harbor, MD	341,156	100.0%	98.4%	99.3%
Cookstown, ON	307,883	98.2%	96.2%	93.4%
Total Unconsolidated	2,112,896	98.1%	96.8%	96.6%
Tanger’s pro rata share of unconsolidated JVs	1,056,448	98.1%	96.8%	96.6%

Total Owned Properties including pro rata share of unconsolidated JVs	12,409,902	97.0%	96.5%	95.3%

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
92%
92%
93%
94%
95%
94%
95%
96%
97%
12/20
3/21
6/21
9/21
12/21
3/22
6/22
9/22
12/22
Period Ending

(1) Includes the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Outlet Center Ranking as of December 31, 2022 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$595	99.1%	2,554	21%	29%
Centers 6 - 10			$490	99.8%	1,539	12%	14%
Centers 11 - 15			$446	97.3%	2,031	16%	16%
Centers 16 - 20			$389	96.3%	1,984	16%	16%
Centers 21 - 25			$349	95.5%	1,997	16%	11%
Centers 26 - 29			$307	91.1%	1,248	10%	6%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$595	99.1%	2,554	21%	29%
Centers 1 - 10			$553	99.4%	4,093	33%	43%
Centers 1 - 15			$519	98.7%	6,124	49%	59%
Centers 1 - 20			$485	98.1%	8,108	65%	75%
Centers 1 - 25			$459	97.6%	10,105	81%	86%
Centers 1 - 29			$443	96.9%	11,353	91%	92%

Unconsolidated Centers at Pro Rata Share (4)			$462	98.1%	1,056	9%	8%
Total Centers at Pro Rata Share (5)			$445	97.0%	12,410	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended December 31, 2022 and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Charleston, SC	Hilton Head I, SC	Locust Grove, GA	Mebane, NC
	Centers 11 - 15:	Fort Worth, TX	Hershey, PA	Lancaster, PA	Riverhead, NY	Southaven, MS
	Centers 16 - 20:	Daytona Beach, FL	Grand Rapids, MI	Pittsburgh, PA	San Marcos, TX	Savannah, GA
	Centers 21 - 25:	Atlantic City, NJ	Foley, AL	Gonzales, LA	Hilton Head II, SC	Myrtle Beach Hwy 501, SC
	Centers 26 - 29:	Commerce, GA	Howell, MI	Mashantucket, CT (Foxwoods)	Tilton, NH

(3)	Based on the Company’s forecast of 2023 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of December 31, 2022 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 and December 31, 2022, when available.

(4)	Includes outlet centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of December 31, 2022 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Gap, Banana Republic, Old Navy	99	954,909	7.7%	5.8%
SPARC Group	Aéropostale, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica, Reebok	103	566,753	4.6%	4.3%
Premium Apparel, LLC; The Talbots, Inc.	LOFT, Ann Taylor, Lane Bryant, Talbots	86	433,784	3.5%	4.2%
PVH Corp.	Tommy Hilfiger, Calvin Klein	49	333,140	2.7%	3.5%
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	59	260,601	2.1%	3.4%
Under Armour, Inc.	Under Armour, Under Armour Kids	34	275,505	2.2%	3.3%
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	50	311,110	2.5%	3.0%
Nike, Inc.	Nike, Converse, Hurley	39	405,482	3.3%	2.6%
Columbia Sportswear Company	Columbia Sportswear	28	200,272	1.6%	2.5%
Carter’s, Inc.	Carters, OshKosh B Gosh	48	190,564	1.5%	2.1%
Capri Holdings Limited	Michael Kors, Michael Kors Men’s	32	147,846	1.2%	2.1%
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	58	118,028	1.0%	2.0%
Skechers USA, Inc.	Skechers	34	165,940	1.3%	1.9%
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall	36	379,054	3.1%	1.9%
V. F. Corporation	The North Face, Vans, Timberland, Dickies, Work Authority	31	152,980	1.2%	1.8%
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	35	167,329	1.3%	1.8%
Rack Room Shoes, Inc.	Rack Room Shoes	27	193,248	1.6%	1.8%
Express Inc.	Express Factory	28	182,195	1.5%	1.8%
Luxottica Group S.p.A.	Sunglass Hut, Oakley, Lenscrafters	63	87,400	0.7%	1.8%
Adidas AG	Adidas	25	161,584	1.3%	1.8%
H & M Hennes & Mauritz LP.	H&M	20	408,925	3.3%	1.7%
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	39	106,523	0.9%	1.6%
Levi Strauss & Co.	Levi's	33	124,534	1.0%	1.6%
Caleres Inc.	Famous Footwear	31	163,737	1.3%	1.5%
Rue 21	Rue 21	20	117,359	0.9%	1.4%
Total of Top 25 tenants		1,107	6,608,802	53.3%	61.2%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases. Includes all retail concepts of each tenant group; tenant groups are determined based on leasing relationships.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Lease Expirations as of December 31, 2022

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)
(1) Includes the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Capital Expenditures for the Year Ended December 31, 2022 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$39,967	$229	$40,196
Other	16,566	48	16,614
Total new center developments and expansions	$56,533	$277	$56,810

Recurring capital expenditures:
Second generation tenant allowances	$9,336	$228	$9,564
Operational capital expenditures	22,571	1,190	23,761
Renovations	369	—	369
Total recurring capital expenditures	$32,276	$1,418	$33,694

Total additions to rental property-accrual basis	$88,809	$1,695	$90,504

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Leasing Activity for the Trailing Twelve Months Ended December 31 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2022	380	1,888	$31.71	10.1%	$2.14	3.7
2021	283	1,204	$30.93	(0.6)%	$7.80	3.4

Re-tenanted space
2022	26	122	$43.47	27.9%	$30.10	8.3
2021	58	202	$29.60	(4.0)%	$25.74	6.8

Renewed space
2022	354	1,766	$30.89	8.6%	$0.20	3.4
2021	225	1,002	$31.20	0.1%	$4.18	2.7
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended December 31 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2022	447	2,120	$32.30	$6.82	4.1
2021	337	1,402	$30.61	$21.61	3.8
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases and new developments.
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

External Growth Pipeline Summary as of December 31, 2022

Project/Market	Projected Opening Date	Approx Size in Sq Ft (000s)	Est Total Net Cost (millions)	Cost to Date (millions)	Tanger Ownership Percentage	Est Future Tanger Capital Requirement (millions)	Projected Stabilized Yield

New Developments:
Nashville, TN	Fall 2023	290	$142 - $150	$36.0	100%	$106 - $114	7.0% - 7.5%

The Company’s estimates, projections and judgments with respect to projected opening date, approximate size, estimated total net cost, Tanger ownership percentage, estimated future Tanger capital requirement and projected stabilized yield for new development are subject to adjustment prior to and during the development process. There are risks inherent to real estate development, some of which are not under the direct control of the Company. Please refer to the Company’s filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for a discussion of these risks.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Consolidated Balance Sheets (dollars in thousands)

	December 31,	December 31,
	2022	2021
Assets
Rental property:
Land	$275,079	$268,269
Buildings, improvements and fixtures	2,553,452	2,532,489
Construction in progress	27,340	—
	2,855,871	2,800,758
Accumulated depreciation	(1,224,962)	(1,145,388)
Total rental property, net	1,630,909	1,655,370
Cash and cash equivalents	212,124	161,255
Short-term investments	52,450	—
Investments in unconsolidated joint ventures	73,809	82,647
Deferred lease costs and other intangibles, net	58,574	73,720
Operating lease right-of-use assets	78,636	79,807
Prepaids and other assets	111,163	104,585
Total assets	$2,217,665	$2,157,384

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,037,998	$1,036,181
Unsecured term loan, net	321,525	298,421
Mortgages payable, net	68,971	62,474
Unsecured lines of credit	—	—
Total debt	1,428,494	1,397,076
Accounts payable and accrued expenses	104,741	92,995
Operating lease liabilities	87,528	88,874
Other liabilities	82,968	78,650
Total liabilities	1,703,731	1,657,595
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 104,497,920 and 104,084,734 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	1,045	1,041
Paid in capital	987,192	978,054
Accumulated distributions in excess of net income	(485,557)	(483,409)
Accumulated other comprehensive loss	(11,037)	(17,761)
Equity attributable to Tanger Factory Outlet Centers, Inc.	491,643	477,925
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	22,291	21,864
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	513,934	499,789
Total liabilities and equity	$2,217,665	$2,157,384

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Rental revenues	$109,832	$106,210	$421,419	$407,766
Management, leasing and other services	2,297	2,039	7,157	6,411
Other revenues	4,332	3,844	14,037	12,348
Total revenues	116,461	112,093	442,613	426,525
Expenses:
Property operating	38,405	36,989	143,936	140,736
General and administrative	19,366	18,507	71,532	65,817
Impairment charges	—	6,989	—	6,989
Depreciation and amortization	33,996	27,182	111,904	110,008
Total expenses	91,767	89,667	327,372	323,550
Other income (expense):
Interest expense	(12,097)	(11,884)	(46,967)	(52,866)
Loss on early extinguishment of debt	(222)	—	(222)	(47,860)
Gain on sale of assets	3,156	—	3,156	—
Other income (expense) (1)	1,875	1,003	6,029	(1,595)
Total other income (expense)	(7,288)	(10,881)	(38,004)	(102,321)
Income before equity in earnings of unconsolidated joint ventures	17,406	11,545	77,237	654
Equity in earnings of unconsolidated joint ventures	1,799	2,146	8,594	8,904
Net income	19,205	13,691	85,831	9,558
Noncontrolling interests in Operating Partnership	(841)	(605)	(3,768)	(440)
Noncontrolling interests in other consolidated partnerships	—	—	—	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	18,364	13,086	82,063	9,118
Allocation of earnings to participating securities	(226)	(103)	(869)	(804)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$18,138	$12,983	$81,194	$8,314

Basic earnings per common share:
Net income	$0.17	$0.13	$0.78	$0.08

Diluted earnings per common share:
Net income	$0.17	$0.12	$0.77	$0.08
(1)The year ended December 31, 2022 includes a $2.4 million gain on the sale of the corporate aircraft. The year ended December 31, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Rental revenues:
Base rentals	$74,961	$71,737	$289,095	$276,315
Percentage rentals	9,097	9,804	22,948	24,456
Tenant expense reimbursements	27,940	26,365	108,678	108,298
Lease termination fees	12	—	2,870	2,225
Market rent adjustments	(825)	(50)	(1,046)	78
Straight-line rent adjustments	(500)	(835)	(1,690)	(1,973)
Uncollectible tenant revenues	(853)	(811)	564	(1,633)
Rental revenues	$109,832	$106,210	$421,419	$407,766

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Unconsolidated Joint Venture Information

The following table details certain information as of December 31, 2022, except for Net Operating Income (“NOI”) which is for the year ended December 31, 2022, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Debt (1)
Charlotte	Charlotte, NC	50.0%	398,698	$33.1	$7.4	$49.9
Columbus	Columbus, OH	50.0%	355,245	34.8	4.7	35.1
Galveston/Houston	Texas City, TX	50.0%	352,705	18.2	4.2	32.2
National Harbor	National Harbor, MD	50.0%	341,156	35.7	6.0	47.3
RioCan Canada (2)	Various	50.0%	665,092	79.6	5.4	—
Total			2,112,896	$201.4	$27.7	$164.5
(1)Net of debt origination costs and premiums.
(2)Includes a 307,883 square foot outlet center in Cookstown, Ontario; and a 357,209 square foot outlet center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Debt Outstanding Summary
As of December 31, 2022
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate (1)	End of Period Effective Interest Rate (2)	Maturity Date (3)	Weighted Average Years to Maturity (3)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (4)	$—	$—	Adj. SOFR + 1.20%	5.6%	7/14/2026	3.5
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	3.7
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	4.5
2031 Senior unsecured notes	400,000	400,000	2.750%	2.9%	9/1/2031	8.7
Unsecured term loan (5)	325,000	325,000	Adj. SOFR + 1.20%	2.0%	1/13/2028	5.0
Net debt discounts and debt origination costs	(15,477)	(15,477)
Total net unsecured debt	1,359,523	1,359,523		3.1%		5.6
Secured mortgage debt:
Atlantic City, NJ	17,109	17,109	6.44% - 7.65%	5.1%	12/15/2024 - 12/8/2026	3.1
Southaven, MS (6)	51,700	51,700	Adj. SOFR + 2.00%	6.4%	10/12/2027	4.8
Debt premium and debt origination costs	162	162
Total net secured mortgage debt	68,971	68,971		6.1%		4.4
Total consolidated debt	1,428,494	1,428,494		3.2%		5.6
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	5.5
Columbus	71,000	35,500	6.252%	6.3%	10/1/2032	9.8
Galveston/Houston	64,500	32,250	LIBOR + 1.85%	6.2%	7/1/2023	0.5
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	7.0
Debt origination costs	(1,490)	(745)
Total unconsolidated JV net debt	329,010	164,505		5.2%		5.9
Total	$1,757,504	$1,592,999		3.4%		5.6
(1)Adjusted SOFR represents the Secured Overnight Financing Rate plus a 10-basis point credit adjustment spread.
(2)The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(3)Includes applicable extensions available at our option.
(4)The Company has unsecured lines of credit that provide for borrowings of up to $520.0 million, including a $20.0 million liquidity line and a $500.0 million syndicated line. A 25 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(5)In October 2022, the Company amended and restated the bank term loan, increasing the outstanding balance from $300 million to $325 million, extending maturity from April 2024 to January 2027 plus a one-year extension option, and reducing the applicable pricing margin from LIBOR plus 125 basis points to Adjusted SOFR plus 120 basis points. As of December 31, 2022, $300 million of the outstanding balance is fixed with interest rate swaps, as summarized on the following page.
(6)In October 2022, the Company refinanced the mortgage on its Southaven, MS (Memphis) center, increasing the outstanding balance from $40.1 million to $51.7 million, extending maturity from April 2023 to October 2026 plus a one-year extension, with an interest rate of Adjusted SOFR plus 200 basis points.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Summary of Our Share of Fixed and Variable Rate Debt, Cash and Cash Equivalents and Short-Term Investments
As of December 31, 2022
(dollars in thousands)

	Total Debt %	Pro Rata Share	End of Period Effective Interest Rate	Average Years to Maturity (1)

Debt
Consolidated:
Fixed (2)	95%	$1,352,426	3.1%	5.6
Variable	5%	76,068	6.1%	4.9
	100%	$1,428,494	3.2%	5.6
Unconsolidated Joint ventures:
Fixed	80%	$132,278	4.9%	7.2
Variable	20%	32,227	6.2%	0.5
	100%	$164,505	5.2%	5.9
Total:
Fixed	93%	$1,484,704	3.2%	5.8
Variable	7%	108,295	6.2%	3.6
Total share of debt	100%	$1,592,999	3.4%	5.6

Cash and Cash Equivalents and Short-Term Investments
Consolidated:
Cash and cash equivalents		$212,124
Short-term investments (3)		52,450
		$264,574
Unconsolidated Joint ventures:
Cash and cash equivalents		$8,686
		$8,686
Total:
Cash and cash equivalents		$220,810
Short-term investments (3)		52,450
Total share of Cash and Cash Equivalents and Short-Term Investments		$273,260
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that fix the base Adjusted SOFR rate at a weighted average of 0.5% on notional amounts aggregating $300.0 million as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate	Company Fixed Pay Rate
Interest rate swaps:
July 1, 2019	February 1, 2024	$25,000	Adjusted SOFR	1.68%
January 1, 2021	February 1, 2024	150,000	Adjusted SOFR	0.53%
January 1, 2021	February 1, 2024	100,000	Adjusted SOFR	0.15%
March 1, 2021	February 1, 2024	25,000	Adjusted SOFR	0.18%
Total		$300,000		0.47%
(3)    Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Future Scheduled Principal Payments (dollars in thousands) (1)
As of December 31, 2022

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments
2023	$4,773	$33,281	$38,054
2024	5,130	1,636	6,766
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	351,700	1,869	353,569
2028	325,000	46,944	371,944
2029	—	984	984
2030	—	41,538	41,538
2031	400,000	—	400,000
2032 & thereafter	—	35,500	35,500
	$1,443,809	$165,250	$1,609,059
Net debt discounts and debt origination costs	(15,315)	(745)	(16,060)
	$1,428,494	$164,505	$1,592,999
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of December 31, 2022

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	40%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	240%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.7	x
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of December 31, 2022

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	40%
Secured Indebtedness to Adjusted Unencumbered Asset Value	< 35%	5%
EBITDA to Fixed Charges	> 1.5 x	4.6	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	35%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.6	x
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - December 31, 2022
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	104,498			104,498
Exchangeable operating partnership units	4,738			4,738
Total shares (1)	109,236			109,236
Common share price	$17.94			$17.94
Total market value (1)	$1,959,692			$1,959,692

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loans	325,000		—	325,000
Mortgages payable	68,809		165,250	234,059
Unsecured lines of credit	—		—	—
Total principal debt	1,443,809		165,250	1,609,059
Less: Net debt discounts	(5,994)		—	(5,994)
Less: Debt origination costs	(9,321)		(745)	(10,066)
Total debt	1,428,494		164,505	1,592,999
Less: Cash and cash equivalents	(212,124)		(8,686)	(220,810)
Less: Short-term investments (2)	(52,450)		—	(52,450)
Net debt	1,163,920		155,819	1,319,739
Total enterprise value	$3,123,612		$155,819	$3,279,431

Liquidity:
Cash and cash equivalents	$212,124		$8,686	$220,810
Short-term investments (2)	52,450		—	52,450
Unused capacity under unsecured lines of credit	520,000		—	520,000
Total liquidity	$784,574		$8,686	$793,260

Ratios (3):
Net debt to Adjusted EBITDA (4)(5)	4.9	x		5.1	x
Interest coverage ratio (5)(6)	5.1	x		4.7	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.
(3)Ratios are presented for the trailing twelve-month period.
(4)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share).
(5)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to page 26 for reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre and page 27 for a reconciliation of total debt to net debt.
(6)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Moody’s Investors Services	Baa3	Stable	April 14, 2021
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

NON-GAAP AND SUPPLEMENTAL MEASURES (1)

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$19,205	$13,691	$85,831	$9,558
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	33,384	26,592	109,513	107,698
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,602	2,801	11,018	11,618
Impairment charges - consolidated (2)	—	6,989	—	6,989
Loss on sale of joint venture property, including foreign currency effect (3)	—	—	—	3,704
Gain on sale of assets	(3,156)	—	(3,156)	—
Gain on previously held interest in acquired joint ventures	—	—	—	—
FFO	52,035	50,073	203,206	139,567
Allocation of earnings to participating securities	(413)	(358)	(1,683)	(1,453)
FFO available to common shareholders (4)	$51,622	$49,715	$201,523	$138,114
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (5)	—	867	2,447	3,579
Casualty gain	—	(969)	—	(969)
Gain on sale of non-real estate asset (6)	—	—	(2,418)	—
Loss on early extinguishment of debt (7)	222	—	222	47,860
Impact of above adjustments to the allocation of earnings to participating securities	(2)	1	(2)	(224)
Core FFO available to common shareholders (4)	$51,842	$49,614	$201,772	$188,360
FFO available to common shareholders per share - diluted (4)	$0.47	$0.45	$1.83	$1.29
Core FFO available to common shareholders per share - diluted (4)	$0.47	$0.45	$1.83	$1.76

Weighted Average Shares:
Basic weighted average common shares	103,781	103,301	103,687	100,418
Effect of notional units	1,406	935	1,240	809
Effect of outstanding options	730	789	709	752
Diluted weighted average common shares (for earnings per share computations)	105,917	105,025	105,636	101,979
Exchangeable operating partnership units	4,750	4,775	4,759	4,790
Diluted weighted average common shares (for FFO per share computations) (4)	110,667	109,800	110,395	106,769
(1)Refer to Non-GAAP Definitions beginning on page 31 for definitions of the non-GAAP supplemental measures used in this report.
(2)Includes $563,000 for the three months and year ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(3)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(4)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(5)For the 2022 period, represents executive severance costs. For the 2021 period, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(6)Represents gain on sale of the corporate aircraft.
(7)In 2021, the Company completed the redemption of its 3.875% senior notes due December 2023 ($250.0 million in aggregate principal amount outstanding) and its 3.750% senior notes due 2024 ($250.0 million in aggregate principal outstanding) for a total of $544.9 million in cash. The loss on early extinguishment of debt in 2021 includes make-whole premiums of $44.9 million for the redemptions.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Reconciliation of FFO to FAD (dollars and shares in thousands) (1)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
FFO available to common shareholders	$51,622	$49,715	$201,523	$138,114
Adjusted for:
Corporate depreciation excluded above	612	590	2,391	2,310
Amortization of finance costs	1,044	848	3,348	5,308
Amortization of net debt discount	137	109	509	2,140
Amortization of equity-based compensation	3,019	3,150	12,984	12,752
Straight-line rent adjustments	500	836	1,690	1,973
Market rent adjustments	918	142	1,417	293
Second generation tenant allowances and lease incentives (2)	(4,608)	(3,025)	(9,547)	(3,120)
Capital improvements	(12,268)	(6,953)	(22,940)	(13,206)
Adjustments from unconsolidated joint ventures	(251)	(293)	(86)	(1,497)
FAD available to common shareholders (3)	$40,725	$45,119	$191,289	$145,067
Dividends per share	$0.2200	$0.1825	$0.8025	$0.7150
FFO payout ratio	47%	41%	44%	55%
FAD payout ratio	59%	45%	46%	53%
Diluted weighted average common shares (3)	110,667	109,800	110,395	106,769
(1)Refer to page 22 for a reconciliation of net income to FFO available to common shareholders.
(2)In the 2021 periods, second generation tenant allowances are presented net of $3.3 million tenant allowance reversals, which were the result of a lease modification.
(3)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$19,205	$13,691	$85,831	$9,558
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(1,799)	(2,146)	(8,594)	(8,904)
Interest expense	12,097	11,884	46,967	52,866
Gain on sale of assets	(3,156)	—	(3,156)	—
Loss on early extinguishment of debt (1)	222	—	222	47,860
Other (income) expense	(1,875)	(1,002)	(6,029)	1,595
Impairment charges	—	6,989	—	6,989
Depreciation and amortization	33,996	27,182	111,904	110,008
Other non-property (income) expenses	357	144	312	165
Corporate general and administrative expenses	19,348	18,555	71,657	66,023
Non-cash adjustments (2)	1,422	989	3,132	2,316
Lease termination fees	(12)	(1)	(2,870)	(2,225)
Portfolio NOI - Consolidated	79,805	76,285	299,376	286,251
Non-same center NOI - Consolidated	(346)	(215)	(1,296)	(2,794)
Same Center NOI - Consolidated (3)	$79,459	$76,070	$298,080	$283,457

Portfolio NOI - Consolidated	$79,805	$76,285	$299,376	$286,251
Pro rata share of unconsolidated joint ventures	6,997	6,484	27,594	25,605
Portfolio NOI - Total portfolio at pro rata share	86,802	82,769	326,970	311,856
Non-same center NOI - Total portfolio at pro rata share	(346)	(532)	(1,296)	(3,125)
Same Center NOI - Total portfolio at pro rata share (3)	$86,456	$82,237	$325,674	$308,731
(1)In 2021, the Company completed the redemption of its 3.875% senior notes due December 2023 ($250.0 million in aggregate principal amount outstanding) and its 3.750% senior notes due 2024 ($250.0 million in aggregate principal outstanding) for a total of $544.9 million in cash. The loss on early extinguishment of debt in 2021 includes make-whole premiums of $44.9 million for the redemptions.
(2)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(3)Sold outlet centers excluded from Same Center NOI:

Outlet centers sold:
Jeffersonville	January 2021	Consolidated
Saint-Sauveur, Quebec	March 2021	Unconsolidated JV
Blowing Rock	December 2022	Consolidated

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended			Year ended
	December 31,		%	December 31,		%
	2022	2021	Change	2022	2021	Change
Same Center Revenues:
Base rentals	$81,080	$77,481	4.6%	$313,416	$298,829	4.9%
Percentage rentals	10,046	10,508	-4.4%	26,122	27,273	-4.2%
Tenant expense reimbursement	31,290	29,633	5.6%	122,230	121,758	0.4%
Uncollectible tenant revenues	(770)	(430)	79.1%	1,040	(1,276)	-181.5%
Rental revenues	121,646	117,192	3.8%	462,808	446,584	3.6%
Other revenues	4,676	4,630	1.0%	15,674	13,972	12.2%
Total same center revenues	126,322	121,822	3.7%	478,482	460,556	3.9%
Same Center Expenses:
Property operating	39,766	39,515	0.6%	152,561	151,628	0.6%
General and administrative	100	71	40.8%	248	198	25.3%
Total same center expenses	39,866	39,585	0.7%	152,808	151,825	0.6%
Same Center NOI - Total portfolio at pro rata share	$86,456	$82,237	5.1%	$325,674	$308,731	5.5%

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Reconciliation of Net Income to Adjusted EBITDA, EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$19,205	$13,691	$85,831	$9,558
Adjusted to exclude:
Interest expense, net	10,111	11,772	43,372	52,426
Income tax expense (benefit)	(48)	2	138	153
Depreciation and amortization	33,996	27,182	111,904	110,008
Impairment charges - consolidated (1)	—	6,989	—	6,989
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	—	3,704
Gain on sale of assets	(3,156)	—	(3,156)	—
Compensation related to voluntary retirement plan and other executive severance (3)	—	867	2,447	3,579
Gain on sale of non-real estate asset (4)	—	—	(2,418)	—
Casualty gain	—	(969)	—	(969)
Loss on early extinguishment of debt (5)	222	—	222	47,860
Adjusted EBITDA	$60,330	$59,534	$238,340	$233,308

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$19,205	$13,691	$85,831	$9,558
Adjusted to exclude:
Interest expense, net	10,111	11,772	43,372	52,426
Income tax expense (benefit)	(48)	2	138	153
Depreciation and amortization	33,996	27,182	111,904	110,008
Impairment charges - consolidated (1)	—	6,989	—	6,989
Loss on sale of joint venture property, including foreign currency effect (2)	—	—	—	3,704
Gain on sale of assets	(3,156)	—	(3,156)	—
Pro rata share of interest expense - unconsolidated joint ventures	4,051	1,457	7,087	5,858
Pro rata share of depreciation and amortization - unconsolidated joint ventures	5,473	2,907	11,018	11,618
EBITDAre	$69,632	$64,000	$256,194	$200,314
Compensation related to voluntary retirement plan and other executive severance (3)	—	867	2,447	3,579
Gain on sale of non-real estate asset (4)	—	—	(2,418)	—
Casualty gain	—	(969)	—	(969)
Gain on sale of outparcel - unconsolidated joint ventures	—	—	—	—
Loss on early extinguishment of debt (5)	222	—	222	47,860
Adjusted EBITDAre	$69,854	$63,898	$256,445	$250,784
(1)Includes $563,000 for the three months and year ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(3)For the 2022 period, represents executive severance costs. For the 2021 periods, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(4)Represents gain on sale of the corporate aircraft.
(5)In 2021, the Company completed the redemption of its 3.875% senior notes due December 2023 ($250.0 million in aggregate principal amount outstanding) and its 3.750% senior notes due 2024 ($250.0 million in aggregate principal outstanding) for a total of $544.9 million in cash. The loss on early extinguishment of debt in 2021 includes make-whole premiums of $44.9 million for the redemptions.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	December 31, 2022
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,428,494	$164,505	$1,592,999
Less: Cash and cash equivalents	(212,124)	(8,686)	(220,810)
Less: Short-term investments (1)	(52,450)	—	(52,450)
Net debt	$1,163,920	$155,819	$1,319,739

	December 31, 2021
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,397,076	$164,730	$1,561,806
Less: Cash and cash equivalents	(161,255)	(9,515)	(170,770)
Net debt	$1,235,821	$155,215	$1,391,036
(1)     Represents short-term bank deposits with initial maturities greater than three months and less than or equal to one year.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Non-GAAP Pro Rata Balance Sheet Information as of December 31, 2022 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$40,858
Buildings, improvements and fixtures	229,095
Construction in progress	341
270,294
Accumulated depreciation	(91,366)
Total rental property, net	178,928
Cash and cash equivalents	8,686
Deferred lease costs and other intangibles, net	1,447
Prepaids and other assets	12,361
Total assets	$201,422
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$164,505
Accounts payable and accruals	7,687
Total liabilities	172,192
Owners’ Equity	29,230
Total liabilities and owners’ equity	$201,422
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.2 million as of December 31, 2022 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Non-GAAP Pro Rata Statement of Operations Information for the year ended December 31, 2022 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$42,662
Other revenues	—	1,192
Total revenues	—	43,854
Expense:
Property operating	—	17,148
General and administrative	—	128
Depreciation and amortization	—	11,018
Total expenses	—	28,294
Other income (expense):
Interest expense	—	(7,087)
Other income (expenses)	—	121
Total other income (expense)	—	(6,966)
Net income	$—	$8,594

The table below provides details of the components included in our share of rental revenues for the year ended December 31, 2022 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$25,920
Percentage rentals	—	3,325
Tenant expense reimbursements	—	14,022
Lease termination fees	—	61
Market rent adjustments	—	(8)
Straight-line rent adjustments	—	(1,060)
Uncollectible tenant revenues	—	402
Rental revenues	$—	$42,662

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Guidance for 2023

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s full year 2023 net income, FFO and Core FFO per share will be as follows:

For the year ending December 31, 2023:
	Low Range	High Range
Estimated diluted net income per share	$0.87	$0.95
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	0.94	0.94
Estimated diluted FFO per share	$1.81	$1.89
Reversal of previously expensed compensation related to executive departure	(0.01)	(0.01)
Estimated diluted Core FFO per share	$1.80	$1.88

Tanger’s estimates reflect the following key assumptions (dollars and shares in millions):

For the year ending December 31, 2023:
	Low Range	High Range
Same Center NOI growth - total portfolio at pro rata share	2.0%	4.0%
General and administrative expense, excluding executive departure adjustments	$73	$76
Interest expense	$47	$49
Interest and other income	$5	$7
Annual recurring capital expenditures, renovations and second generation tenant allowances	$50	$60

Weighted average diluted common shares are expected to be approximately 106 million for earnings per share and 111 million for FFO and Core FFO per share. The estimates above do not include the impact of the acquisition or sale of any outparcels, properties or joint venture interests, or any additional financing activity.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

NON-GAAP DEFINITIONS

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds From Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO (defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis), excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) computed in accordance with GAAP before net interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and other executive severance, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our net interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and Short-Term Investments and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlets.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter and Year Ended 12/31/2022